                                 LOAN AGREEMENT

      This Loan Agreement ("Agreement") is entered into as of January 9, 2001 by and between JNI Corporation, a Delaware corporation (the "Company"), and Neal Waddington, an individual ("Borrower").

                                    RECITALS

      A.    Borrower has accepted an offer of employment with the Company.

      B.    Borrower has found it necessary to request a loan from the Company.

      C. To aid Borrower in his employment, the Company and Borrower desire that the Company shall loan to Borrower the total amount of Five Hundred Thousand Dollars ($500,000) under the terms and conditions as set forth below.

NOW, THEREFORE, the Company and Borrower agree as follows:

                                    AGREEMENT

      1. The Company agrees to lend to Borrower the amount of Five Hundred Thousand Dollars ($500,000) (the "Loan").

      2. Concurrent with the execution and delivery of this Agreement, Borrower shall execute and deliver to the Company a promissory note (the "Note') in the amount of Five Hundred Thousand Dollars ($500,000) in the form attached hereto as EXHIBIT A.

      3. Borrower understands that the Loan provided for herein is not transferable by Borrower.

      4. This Agreement and the exhibits attached hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      5. Borrower understands that this Agreement does not constitute an employment agreement or a promise by the Company to continue Borrower's employment.

      6. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposited with the United States mail, by registered or certified mail, postage prepaid, addressed to the address set forth on the signature page hereof, or such other address as either party may furnish to the other party.

      7. Neither party may assign the rights and/or duties under this Agreement to a third party without the prior written consent of the other party to this Agreement, PROVIDED, HOWEVER, that in the event that the Company is merged into another corporation, or substantially all the

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outstanding stock or assets of the Company are sold to another corporation and the surviving or acquiring corporation agrees in writing to be bound by the rights and duties of the Company under this Agreement, then the Company may assign its rights and duties hereunder to such acquiring or surviving corporation, PROVIDED, FURTHER, that if Borrower is not afforded the same role in the acquiring company (CEO of the acquiring company) or is required to relocate or commute a distance of greater than twenty (20) miles, then the remaining principal of the Note and all accrued interest thereon shall be forgiven.

      8. All exhibits attached hereto are incorporated herein by this reference.

      9. This Agreement shall be governed in all respects by the laws of the State of California.

      10. In case one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

      11. Each party hereto agrees to do such further acts and things and to execute, acknowledge and deliver or to cause to have executed, acknowledged and delivered by such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes and intents of this Agreement. This Agreement may be executed in counterparts and each counterpart shall be deemed an original instrument.

      12. THIS AGREEMENT, THE NOTE, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OR BEHALF OF THE PARITIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF THEIR OWN CHOICE OR THAT THEY HAVE VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS AGREEMENT, THE NOTE AND ALL RELATED DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS AGREEMENT, THE NOTE AND THE OTHER DOCUMENTS CONTEMPLATED BY THIS AGREEMENT.

INITIAL:  /s/ NW                                 INITIAL:  /s/ GP
         ----------                                       ---------
         (Borrower)                                       (Company)

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



      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:                                  COMPANY:

                                           JNI Corporation

By: /s/ Neal Waddington
   -------------------------------------
Name:  Neal Waddington
                                           By:  /s/ Gloria Purdy
                                              ---------------------------------
Address:                                   Name:  Gloria Purdy
        --------------------------------        -------------------------------
                                           Title:  Chief Financial Officer
                                                 ------------------------------

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

                                                                       EXHIBIT A


                                 PROMISSORY NOTE

$500,000                                                         JNI Corporation
                                                                 January 9, 2001


      1. For value received, the undersigned, Neal Waddington ("Borrower") promises to pay to JNI Corporation, a Delaware corporation (the "Company"), or order, with interest, the principal sum of Five Hundred Thousand Dollars ($500,000) (the "Principal"), loaned to Borrower pursuant to that certain Loan Agreement between Borrower and the Company of even date herewith (the "Loan Agreement").

      2. The Principal shall bear simple interest at the rate of Five Percent (5%) per annum.

      3.    Principal and interest shall be due and payable as follows:

            A. All unpaid or unforgiven Principle plus all accrued and unpaid or unforgiven interest thereon shall be due and payable at the date of voluntary termination or cessation of the employment of Borrower with the Company, ten (10) days following the date of the involuntary termination of the employment of Borrower with the Company, for cause; or

            B. $250,000 of the Principal and all accrued interest on the outstanding Principal balance shall be due and payable at each anniversary date of this Note (whether or not Borrower is employed by the Company).

      4. In the event that Borrower's employment with the Company is terminated without cause, then the provisions of paragraph 3 above shall not apply and the outstanding Principal and accrued interest shall be forgiven. "Cause" shall mean (i) any act of personal dishonesty taken by Borrower in connection with the responsibilities as an employee that is intended to result in substantial personal enrichment of Borrower, (ii) the conviction of a felony, or (iii) a willful act by Borrower which constitutes gross misconduct injurious to the Company.

      5. Notwithstanding the provisions of paragraph 3, and subject to the conditions set forth below, on the first and second anniversary dates of the date of this Note (the "Forgiveness Date"), the Company will forgive an amount equal to $250,000 of the Principal and all accrued interest on the outstanding Principal balance. Such forgiveness shall be conditioned upon Borrower being an employee of the Company as of the relevant Forgiveness Date and has not given notice of resignation or been given notice of termination for cause. The Borrower hereby authorizes any withholding from payroll and any other amounts payable to Borrower by the Company and otherwise agrees to make adequate provisions for any sums required to satisfy the federal, state and local withholding obligations of the Company which arise in connection with the forgiveness of Principal and interest under this Note.

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

      Any portion of the Principal and all accrued interest which is not forgiven pursuant to this paragraph or paragraph 4 shall be due and payable as otherwise set forth in this Note.

      6. If an action is instituted for collection of this Note, the prevailing party is entitled to court costs and reasonable attorney's fees incurred by the holder thereof.

      7. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by the Company in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be waiver of any rights of the Company under contractor under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

      8. This Note may be prepaid without penalty, in whole or in part, at anytime. All amounts payable hereunder shall be payable in lawful money of the United States of America.

      9. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

      10. If any payment under this Note is not paid when due, then the parties agree that (a) the Company's damages shall be difficult to estimate, (b) interest shall cease to accrue on the Principal at the rate of Five Percent
(5%) per annum compounded annually and, as liquidated damages on account of Borrower's default, the unpaid Principal and accrued interest (to the extent permitted by law) shall bear interest at the default rate of 10% per annum, or the highest rate allowed by law, whichever is lower, from said due date until paid, and (c) the parties agree that such liquidated damages are a reasonable estimate of the damages the Company will incur as a consequence of Borrower's default.



BORROWER:

 /s/ Neal Waddington
--------------------------------
Neal Waddington

  1/9/01
--------------------------------
Date

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